UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 5, 2012

ADVENTRX Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12390 El Camino Real, Suite 150, San Diego, California		92130
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-552-0866

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2012, the board of directors (the "Board") of ADVENTRX Pharmaceuticals, Inc. (the "Company") increased the size of the Board by one, from four to five authorized directors, and approved the appointment of Ted W. Love, M.D., to the Board to fill the newly created directorship, effective immediately. Dr. Love has not been appointed to any committee of the Board. Dr. Love’s appointment to the Board was not due to any arrangement or understanding with any other person. The Board determined that Dr. Love is an "independent director," as such term is defined in Section 803A(2) of the NYSE MKT LLC Company Guide.

As a non-employee member of the Board, pursuant to the Company’s current director compensation policy, which was adopted in March 2011, Dr. Love will receive an annual cash retainer of $20,000, payable in equal quarterly installments and pro-rated with respect to the third quarter of 2012, and $1,000 for each meeting of the Board that he attends. In addition, pursuant to the director compensation policy, on September 5, 2012, the Board granted Dr. Love an "inducement option" to purchase up to 18,895 shares of the Company’s common stock and a "pro rated annual option" to purchase up to 14,171 shares of the Company’s common stock. The exercise price for these stock option awards is $0.69 per share, which was the closing sale price of the Company’s common stock on the NYSE MKT equities market on September 5, 2012. The inducement option vests and becomes exercisable in 36 substantially equal monthly installments over the 36 months following the grant date and the pro-rated annual option vests and becomes exercisable in nine substantially equal monthly installments over the nine months following the grant date, subject to Dr. Love’s continued service to the Company. The option awards were granted under the Company’s Amended and Restated 2008 Omnibus Incentive Plan and have a term equal to the shorter of ten years from the grant date and three years from the date Dr. Love ceases to provide services (as defined in the Amended and Restated 2008 Omnibus Incentive Plan). In the event of a change of control of the Company, the option awards will vest and become exercisable on the day prior to the date of the change of control if Dr. Love is then providing services and each option award will terminate on the date of the change in control to the extent not exercised.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

September 7, 2012	By:	/s/ Patrick L. Keran

Name: Patrick L. Keran
Title: President and Chief Operating Officer